Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-169012

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 30, 2010)

4,800,000 Shares

MERIT MEDICAL SYSTEMS, INC.

Common Stock

$16.75 per share.

Merit Medical Systems, Inc. is offering 4,800,000 shares of common stock.

•  The last reported sale price of our common stock on June 16, 2011 was $18.57 per share.

•  Trading symbol:  Nasdaq Global Select Market — MMSI.

This investment involves risks.  See “Risk Factors” beginning on page 14 of our Annual Report on 10-K for the year ending December 31, 2010, page S-5 of this prospectus supplement and on page 2 of the accompanying prospectus.

	Per Share		Total
Public offering price	$16.	75	$80,400,000
Underwriting discount	$0.	8375	$4,020,000
Proceeds, before expenses, to Merit Medical Systems, Inc.	$15.	9125	$76,380,000

The underwriter has a 30-day option to purchase up to 720,000 additional shares of common stock to cover over-allotments, if any. If the underwriter exercises this option in full, the total underwriting discount will be $4,623,000, and our total proceeds, before expenses, will be $87,837,000.

The underwriter expects to deliver the shares against payment on or about June 22, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are accurate or complete.  Any representation to the contrary is a criminal offense.

Piper Jaffray

Sole Manager

The date of this prospectus supplement is June 17, 2011.

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.

Unless otherwise stated in this prospectus supplement, we have assumed throughout this prospectus supplement that the over-allotment option granted to the underwriter will not be exercised.

The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. Therefore, you should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Where You Can Find More Information” and “Important Information Incorporated by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the sections in this prospectus entitled “Risk Factors” and in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Our Business

We design, develop, manufacture and market medical devices used in a vast array of interventional and diagnostic procedures throughout the world.  Our mission is to provide innovative high quality products to physicians and health care professionals to enhance patient care and enable them to perform procedures safely and effectively.

Our broad offering of cardiology and radiology medical devices is used by physicians to diagnose and treat coronary artery disease, peripheral vascular disease and other non-vascular diseases including uterine fibroids, hypervascularized tumors and arteriovenous malformations. We also develop, manufacture and distribute gastroenterology, pulmonology and thoracic surgery products to assist clinicians in the treatment of esophageal, tracheobronchial and biliary strictures.  These products include fully-covered esophageal and tracheobronchial stents and bare metal biliary stents that are pre-loaded on catheter-based delivery systems, guide wires, bipolar coagulation probes, inflation devices and sizing devices.  Our products are currently used in more than 8,000 hospitals and clinics, and supplied to approximately 600 OEM customers.

Our business strategy is focused on identifying market needs, and introducing a regular flow of innovative and differentiated products that meet those needs.  We have a culture of innovation and an established track record working with physicians and hospital technicians on new product opportunities.  Input for new products and product improvements also comes from our employees.  We intend to increase the number of physician preference and high gross margin products in our portfolio.

As a result of our internal research and development efforts, and targeted acquisitions, we have developed or acquired and presently market more than 2,200 products through approximately 160 sales representatives and 265 distributors in 125 countries.  In 2011, we estimate that our products have an addressable procedure opportunity of 10.7 million cardiology and radiology procedures and 3.6 million gastroenterology and pulmonology procedures.

On September 10, 2010, we completed our acquisition of BioSphere Medical, Inc. in an all-cash merger transaction valued at approximately $96 million, inclusive of all common equity and Series A Preferred preferences.  BioSphere develops and markets embolotherapeutic products for the treatment of uterine fibroids, hypervascularized tumors and arteriovenous malformations.  We believe our acquisition of BioSphere gives us a platform technology applicable to multiple therapeutic areas with significant market potential, while leveraging existing interventional radiology call points.  Embolotherapy is the minimally invasive, image-guided therapeutic introduction of various biocompatible substances into a patient’s circulatory system to occlude a blood vessel, either to arrest or prevent hemorrhaging, or to devitalize or destroy the structure by occluding its blood supply.

On November 29, 2010, the FDA approved a Phase 3 clinical trial protocol to compare the effectiveness of Biosphere’s drug-eluting QuadraSphere® Microspheres to conventional transarterial chemoembolization in patients with primary liver cancer.  This clinical trial is underway, with the objective of enrolling 500 patients at 20 sites in the U.S., Europe and South America.  We believe if we are successful with this clinical trial and are able to obtain all FDA approvals required to market our QuadraSphere® Microspheres in the United States, we will be the only market participant in this area with a product approved from the FDA.  Unfavorable or inconsistent data from this trial may adversely affect our ability to obtain approval for this new indication.

Corporate Information

We were incorporated in 1987 as a Utah corporation.  We also conduct our operations through a number of domestic and foreign subsidiaries.  Our principal offices are located at 1600 West Merit Parkway, South Jordan, Utah 84095, and our telephone number is (801) 253-1600. We maintain an Internet website at www.merit.com.  We do not incorporate by reference into this prospectus supplement or the accompanying prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement or the accompanying prospectus.

Effective May 2, 2011, our Board of Directors authorized a 5-for-4 forward stock split of our common stock to be effected in the form of a stock dividend of one share of common stock for every four shares of common stock outstanding on the record date.  The average number of common shares and earnings per share included in the previously filed financial statements for the years ended December 31, 2010, 2009 and 2008 that are incorporated by reference in this prospectus supplement are revised as follows to reflect the retrospective effective of the forward stock split:

	2010		2009		2008
	Previously Reported	Revised	Previously Reported	Revised	Previously Reported	Revised
Earnings Per Common Share
Basic	$0.44	$0.35	$0.80	$0.64	$0.75	$0.60
Diluted	$0.43	$0.35	$0.79	$0.63	$0.73	$0.58

Average Common Shares (in thousands)
Basic	28,232	35,290	28,011	35,014	27,769	34,711
Diluted	28,781	35,976	28,606	35,758	28,550	35,688

All share and per share numbers in this prospectus supplement related to periods prior to May 2, 2011 have been retrospectively adjusted to give effect to the 5-for-4 forward stock split.

THE OFFERING

Common stock offered	4,800,000 shares

Common stock to be outstanding after this offering	41,173,675 shares

Use of proceeds

We intend to use the net proceeds from this offering to repay approximately $25 million of indebtedness under our unsecured Credit Agreement, to expand our manufacturing facilities, for potential strategic acquisitions and for general corporate purposes.

Risk factors

You should read the “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2010, page S-5 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Select symbol	MMSI

The number of shares of common stock to be outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of June 16, 2011, which was 36,373,675, and does not include, as of that date:

•	3,410,980 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $11.35 per share; and

•	2,600,913 shares of common stock reserved for future issuance under our 2006 Long-Term Incentive Plan and our Qualified and Non-Qualified Employee Stock Purchase Plan.

RISK FACTORS

Before you make a decision to invest in our common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Our products may be subject to recall or product liability claims.

Our products are used in connection with invasive procedures and in other medical contexts in which it is important that those products function with precision and accuracy.  If our products do not function as designed, or are designed improperly, we may choose to or be forced by regulatory agencies to recall such products from the market.  Such a recall could result in significant costs and could divert management’s attention from our business.

In addition, if medical personnel or their patients suffer injury in connection with the use of our products, whether as a result of a failure of our products to function as designed, an inappropriate design or for any other reason, we could be subject to lawsuits seeking significant compensatory and punitive damages.  We have previously faced claims by patients claiming injuries from our products.  To date, these claims have not resulted in a material negative impact on our business; however, patients or customers may bring claims in a number of circumstances, including if our products were misused, if our product’s manufacture or design was flawed, if our products produced unsatisfactory results, or if the instructions for use and other disclosure of product-related risks for our products were found to be inadequate.  The outcome of this type of personal injury litigation is difficult to assess or quantify.  We maintain product liability insurance but there is no assurance that this coverage will be sufficient to satisfy any claim made against us.  Moreover, any product liability claim brought against us, with or without merit, could result in significant costs, could increase our product liability insurance rates, or could prevent us from securing coverage in the future.  As a result, any product recall or lawsuit seeking significant monetary damages may have a material adverse effect on our business, operations or financial condition.

We generally offer a limited warranty for product returns which are due to defects in quality and workmanship.  We attempt to estimate our potential liability for future product returns and establish reserves on our financial statements in amounts that we believe will be sufficient to address our warranty obligations; however, our actual liability for product returns may significantly exceed the amount of our reserves.  If we underestimate our potential liability for future product returns, or if unanticipated events result in returns that exceed our historical experience, our financial condition and operating results could be materially and adversely affected.

The agreements and instruments governing our debt contain restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity.

We have entered into an unsecured Credit Agreement dated September 10, 2010, with the lenders who are or may become party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders.  The Credit Agreement contains a number of significant covenants that could adversely affect our ability to operate our business, our liquidity, and our results of operations.  These covenants restrict, among other things, our and our subsidiaries’ ability to incur additional debt; repurchase or redeem equity interests and debt; make certain investments or acquisitions; pay dividends or make other distributions; dispose of assets or merge; enter into related party transactions; and grant liens and pledge assets.

The breach of any covenants in the Credit Agreement, not otherwise waived or amended, could result in a default under the applicable debt obligations and could trigger acceleration of those obligations.  If a default under the Credit Agreement leads to an acceleration of indebtedness, we would face an immediate liquidity shortage, which would inhibit our ability to fund our planned capital expenditures and ongoing operations and could force us to sell certain assets and take other extraordinary measures that would harm our long-term business prospects.

We may be unable to protect our proprietary technology or may infringe on the proprietary technology of others.

We have obtained 261 U.S. and foreign patents, and filed applications for an additional 157 U.S. and foreign patent applications; however, there can be no assurance that any patents we hold, or for which we have applied, will provide us with any significant competitive advantages, that third parties will not challenge our patents, or that patents owned by others will not have an adverse effect on our ability to conduct business.  We could incur substantial costs in preventing patent infringement, in curbing the unauthorized use of our proprietary technology by others, or in defending against similar claims of others.  Since we rely on trade secrets and proprietary know-how to maintain our competitive position, there can be no assurance that others may not independently develop similar or superior technologies.

Our ability to remain competitive is dependent, in part, upon our ability to prevent other companies from using our proprietary technology incorporated into our products.  We seek to protect our technology through a combination of patents, trademarks, and trade secrets, as well as licenses, proprietary know-how and confidentiality agreements.  We may be unable, however, to prevent others from using our proprietary information, or may be unable to continue to use such information for our own purposes, for numerous reasons, including the following, any of which could have a material adverse effect on our business, operations, or financial condition:

•                  Our issued patents may not be sufficiently broad to prevent others from copying our proprietary technologies.

•                  Our issued patents may be challenged by third parties and deemed to be overbroad or unenforceable.

•                  Our products may infringe on the patents or other intellectual property rights of other parties, requiring us to alter or discontinue our manufacture or sale of such products.

•                  Costs associated with seeking enforcement of our patents against infringement, or defending our activities against allegations of infringement, may be significant.

•                  Our pending patent applications may not be granted for various reasons, including over breadth or conflict with an existing patent.

•                  Other persons or entities may independently develop, or have developed, similar or superior technologies.

Intellectual property litigation is increasingly common and increasingly expensive and may result in restrictions on our business and substantial costs, even if we prevail.

We operate in an industry that is susceptible to significant intellectual property litigation.  In recent years, it has been common for companies in the medical device field to aggressively challenge the patent rights of other companies in order to prevent the marketing of new devices. The medical device field is characterized by a large number of patent filings involving complex legal and factual questions.  As a result, we cannot predict with certainty whether the patents or patent applications we own, or the patents we have licensed, will be enforceable. Competitors may have filed applications for or have been issued patents and may obtain additional patents and proprietary rights related to products or processes that compete with or are similar to ours. We may not be aware of all of the patents potentially adverse to our interests that may have been issued to others. Litigation is sometimes necessary to defend against or assert claims of infringement, to enforce our patent rights, including those we have licensed from others, to protect trade secrets or to determine the scope and validity of proprietary rights of third parties.

Patents which contain claims relating to our technology and products may exist, may have been filed, or could be issued. If such patents do exist, we may be infringing upon a third party’s patent rights or other intellectual property, and litigation asserting such claims might be initiated in which we would not prevail, or we would not be able to obtain the necessary licenses on reasonable terms, if at all. All such litigation, whether meritorious or not, as well as litigation initiated by us against third parties, is time-consuming and very expensive to defend or prosecute and to resolve.  We cannot be certain that we will have the required resources to pursue litigation or otherwise to protect our proprietary rights. In addition, if we infringe the intellectual property rights of others, we could lose our right to develop, manufacture or sell our products and  could be required to pay monetary damages or royalties to license proprietary rights from third parties. An adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing or selling our products, which would harm our business, financial condition and prospects.

Our international operations subject us to certain operating risks, which could adversely impact our net sales, results of operations and financial condition.

Sales outside the U.S. accounted for approximately 32% percent of our total sales in 2010. The sale and shipment of our products across international borders, as well as the purchase of components and products from international sources, subject us to extensive U.S. and foreign governmental trade, import and export, and custom regulations and laws.

Compliance with these regulations is costly and exposes us to penalties for non-compliance. Also, the failure to comply with applicable legal and regulatory obligations could result in the disruption of our manufacturing and sales activities.

In addition, many of the countries in which we sell our products are, to some degree, subject to political, economic or social instability. Our international operations expose us and our distributors to risks inherent in operating in foreign jurisdictions. These risks include:

•                                          difficulties in enforcing or defending intellectual property rights;

•                                          pricing pressure that we may experience internationally;

•                                          a shortage of high-quality sales people and distributors;

•                                          changes in third-party reimbursement policies that may require some of the patients who receive our products to directly absorb medical costs or that may necessitate the reduction of the selling prices of our products;

•                                          the imposition of additional U.S. and foreign governmental controls or regulations;

•                                          economic instability;

•                                          changes in duties and tariffs, license obligations and other non-tariff barriers to trade;

•                                          the imposition of restrictions on the activities of foreign agents, representatives and distributors;

•                                          scrutiny of foreign tax authorities which could result in significant fines, penalties and additional taxes being imposed on us;

•                                          laws and business practices favoring local companies;

•                                          longer payment cycles;

•                                          difficulties in maintaining consistency with our internal guidelines;

•                                          difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

•                                          the imposition of costly and lengthy new export licensing requirements;

•                                          the imposition of U.S. or international sanctions against a country, company, person or entity with whom we do business that would restrict or prohibit continued business with the sanctioned country, company, person or entity; and

•                                          the imposition of new trade restrictions.

If we experience any of these risks, our sales in international countries may be harmed and our results of operations would suffer.

If our employees or agents violate the U.S. Foreign Corrupt Practices Act or anti-bribery laws in other jurisdictions, we may incur fines or penalties, or experience other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act, or FCPA, and similar anti-bribery laws in non-U.S. jurisdictions, which generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business.  Because of the predominance of government-sponsored healthcare systems around the world, many of our customer relationships outside of the United States are with governmental entities and are therefore subject to such anti-bribery laws.  We operate in many parts of the world that have experienced governmental corruption to some degree, and in certain circumstances strict compliance with anti-bribery laws may conflict with local customs and practices.  Our internal control policies and procedures may not protect us from reckless or criminal acts committed by our employees or agents.  If our employees or agents violate the provisions of the FCPA or other anti-bribery laws, we may incur fines or penalties, we may be unable to market our products in other countries or we may experience other adverse consequences which could have a material adverse effect on our operating results or financial condition.

Our third-party distributors may not effectively distribute our products.

We depend, in part, on medical device distributors and strategic relationships for the marketing and selling of our products internationally.  During 2010, we sold our products through 265 distributors. We depend on these distributors’ efforts to market our products, yet we are unable to control their efforts. In addition, we are unable to ensure that our distributors comply with all applicable laws regarding the sales of our products. If our distributors fail to market and sell our products effectively, our sales may decline and our profit margins may decline as we make additional expenditures or concessions to market our products, which would harm our revenues and results of operations.  If our distributors fail to comply with applicable law, our reputation and sales may be harmed.  We may also become party to legal or regulatory proceedings, which may result in fines, penalties, restrictions on sales and marketing or more serious consequences.

If we fail to maintain regulatory approvals and clearances, or are unable to obtain FDA or other applicable clearances or approvals for our future products or product modifications, we will be unable to commercially distribute and market these products in the U.S. or other relevant jurisdiction.

Our products are subject to regulation by the FDA and numerous other federal, state and foreign governmental authorities. The process of obtaining regulatory clearances or approvals to market a medical device can be costly and time consuming, and we may not be able to obtain these clearances or approvals on a timely basis, or at all. In particular, the FDA permits commercial distribution of most new medical devices only after the device has received clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act, or FDCA, or is the subject of an approved Premarket Approval, or PMA. The FDA will clear marketing of a non-exempt lower risk medical device through the 510(k) process if the manufacturer demonstrates that the new product is substantially equivalent to other legally marketed products not requiring PMA approval. High risk devices deemed to pose the greatest risk, such as life-sustaining, life-supporting, or implantable devices, or devices not deemed substantially equivalent to a legally marketed device, require a PMA. The PMA process is more costly, lengthy and uncertain than the 510(k) clearance process. A PMA application must be supported by extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for its intended use.

Most of our currently commercialized products have been cleared through the 510(k) process. However, we have submitted an IDE application and obtained approval to conduct a Phase 3 clinical trial of QuadraSphere® Microspheres for delivery of doxorubicin for the treatment of hepatocellular cancer, and we are conducting a clinical trial and seeking approval from the FDA to claim the use of the QuadraSphere® Microspheres for the treatment of hepatocellular cancer in the United States.  We may expend substantial resources to support our PMA related to QuadraSphere® Microspheres or other PMAs related to other potential products.  It is possible that such potential products may not:  be proven safe and effective in clinical trials; offer therapeutic or other improvements over current treatments and products; meet applicable regulatory standards or receive regulatory approvals or clearances; be capable of production in commercial quantities at acceptable costs and in compliance with regulatory requirements; or be successfully marketed or covered by private or public insurers. If we are unable to obtain or maintain regulatory approvals and clearances for QuadraSphere® Microspheres or other products in the U.S. or other jurisdiction, we will be unable to market the product in this jurisdiction, leading to a reduction in sales or loss of anticipated sales.

Modifications to our marketed products may require new 510(k) clearances or PMA approvals, or may require us to cease marketing or recall the modified products until clearances or approvals are obtained.

Any modification to our currently marketed 510(k)-cleared device that could significantly affect its safety or efficacy, or that would constitute a change in its intended use, requires a new 510(k) clearance or, possibly, a PMA. The FDA requires every manufacturer to make this determination in the first instance, but the FDA may review the manufacturer’s decision. The FDA may not agree with our decisions regarding whether new clearances or approvals are necessary. If the FDA requires us to seek 510(k) clearance or a PMA for any modification to a previously cleared product, we may be required to cease marketing and distributing, or to recall the modified product until we obtain such clearance or approval, and we may be subject to significant regulatory fines or penalties. Further, our products could be subject to recall if the FDA determines, for any reason, that our products are not safe or effective because they are in violation of the FDCA. Any recall or FDA requirement that we seek additional approvals or clearances could result in significant delays, fines, increased costs associated with modification of a product, loss of revenue and potential operating restrictions imposed by the FDA.

If our QuadraSphere® Microspheres or other potential or existing products are used by physicians for uses that have not been approved by the FDA or other agency, we could become subject to investigations, prosecutions, or other civil or criminal actions.

If we obtain FDA approval to market a medical device or other product, that approval is limited to one or more particular uses.  For example, we are conducting a clinical trial and seeking approval from the FDA to market the use of the QuadraSphere® Microspheres for the treatment of hepatocellular cancer in the United States.  Even if we obtain approval from the FDA, that approval will be limited to only the approved disease or condition. Although we have not received approval or clearance from the FDA to market our QuadraSphere® Microspheres for the treatment of hepatocellular cancer in the United States, we believe that some physicians are using QuadraSphere® Microspheres in procedures which are not indicated on our labels (referred to as “off-label” use), including the treatment of hepatocellular cancer. If the FDA or any other federal or state enforcement agency were to conclude that we have improperly promoted QuadraSphere® Microspheres or any other products for unapproved indications, the FDA or such other agency could allege that our promotional activities misbrand or adulterate our products or violate other legal requirements, which could result in investigations, prosecutions, or other civil or criminal actions.

The medical device industry is experiencing greater scrutiny and regulation by governmental authorities.

Our medical devices and business activities are subject to rigorous regulation by the FDA and other federal, state and international governmental authorities.  These authorities and members of Congress have been increasing their scrutiny over the medical device industry.  In recent years, the U.S. Congress, Department of Justice, the Office of Inspector General of the Department of Health and Human Services, and the Department of Defense have issued subpoenas and other requests for information to medical device manufacturers, primarily related to financial arrangements with health care providers, regulatory compliance and product promotional practices.  The Physician Payment Sunshine Act, enacted as part of the Affordable Care Act, requires device manufacturers to report payments or other transfers of value made to health care providers, effective March 2013 for calendar year 2012.  In addition, certain states have recently passed or are considering legislation restricting our interactions with health care providers and/or requiring disclosure of many payments to them.  Recent Supreme Court decisions have clarified that the FDA’s authority over medical devices preempts state tort laws, but some members of Congress have indicated an interest in introducing legislation that would permit state torts suits or otherwise expand remedies.  We anticipate that the government will continue to scrutinize our industry closely, and that additional regulation by government authorities may increase compliance costs, exposure to litigation, and other adverse effects to our operations.

Potential reforms to the FDA’s 510(k) process could adversely affect our business, operations, or financial condition.

We frequently rely on a process, commonly referred to as the 510(k) process, which allows a company that has designed a device which is similar to an existing approved device to obtain marketing clearance from the FDA quickly and cost effectively.  In August 2010, the FDA issued its preliminary recommendations on reform of the 510(k) premarket notification process for medical devices.  The FDA’s preliminary recommendations included, among other things, granting to the FDA authority to rescind 510(k) clearance, revising existing guidance to clarify what types of modifications to existing 510(k)-cleared devices warrant submission of a new 510(k) application, exploring the possibility of potentially requiring manufacturers to provide periodic updates to the FDA’s Center for Devices and Radiological Health, or CDRH, listing modifications without submitting a new 510(k) application, adopting a framework for 510(k) submissions that requires formal validation of claims with supporting evidence and developing guidance requiring that the complete device description and intended use information be submitted and described in detail in a single section of a 510(k) application.  On January 19, 2011, the FDA announced its “Plan of Action” for implementing these recommendations.  The Plan of Action includes 25 action items for 2011, including streamlining the review process for innovative, lower risk products (the

“de novo” process); improving training for CDRH staff and industry; increasing reliance on external experts; and addressing and improving CDRH processes.  If implemented, these recommendations could have the effect of making it more difficult and expensive for us, and other companies, to obtain 510(k) clearance and potentially jeopardizing the regulatory status of certain 510(k)-cleared devices.

We are subject to laws targeting fraud and abuse in the healthcare industry, the violation of which could adversely affect our business or financial results.

Our operations are subject to various state and federal laws targeting fraud and abuse in the healthcare industry, including federal anti-kickback laws, which prohibit any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, to induce or reward either the referral of an individual, or the furnishing or arranging for an item or service, for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs.  Violations of these fraud and abuse-related laws are punishable by criminal or civil sanctions, including substantial fines, imprisonment and exclusion from participation in healthcare programs such as Medicare and Medicaid and health programs outside the United States, any of which could adversely affect our business or financial results.

A significant adverse change in, or failure to comply with, governing regulations could adversely affect our business.

Substantially all of our products are “devices,” as defined in the FDCA, and the manufacture, distribution, record keeping, labeling and advertisement of substantially all of our products are subject to regulation by the FDA in the United States and its equivalent regulatory agencies in various foreign countries in which our products are manufactured, distributed, labeled, offered or sold.  Further, we are subject to regular review and periodic inspections at our current facilities with respect to compliance with the FDCA, FDA’s Quality System Regulations and similar requirements of foreign countries.  In addition, we are subject to certain export control restrictions governed by the U.S.  Department of the Treasury and may be governed by other regulatory agencies in various foreign countries to which our products are exported.  Any failure on our part to comply with all applicable current and future regulations could adversely affect our business, operations, or financial condition.

Increases in the price of commodity components, particularly petroleum-based products, or loss of supply could have an adverse effect on our business.

Many of our products have components that are manufactured using resins, plastics and other petroleum-based materials.  Our ability to operate profitably is dependent, in large part, on the availability and pricing of these materials.  The availability of these products is affected by a variety of factors beyond our control, including political uncertainty in the Middle East, and there is no assurance that crude oil supplies will not be interrupted in the future.  Any such interruption could have an adverse effect on our ability to produce, or on the cost to produce, our products.  Also, crude oil prices generally fluctuate based on a number of factors beyond our control, including changes in supply and demand, general economic conditions, labor costs, fuel-related transportation costs, competition, import duties, tariffs, currency exchange rates and political uncertainty in the Middle East.  Our suppliers may pass some of their cost increases on to us, and if such increased costs are sustained or increase further, our suppliers may pass further cost increases on to us.  In addition to the effect on resin prices, transportation costs generally increase based on the effect of higher crude oil prices, and these increased transportation costs may be passed on to us.  Our ability to recover such increased costs may depend upon our ability to raise prices on our products.  Due to the highly competitive nature of the healthcare industry and the cost-containment efforts of our customers and third party payors, we may be unable to pass along cost increases through higher prices.  If we are unable to fully recover these costs through price increases or offset these increases through cost reductions, we could experience lower margins and profitability, and our business, results of operations, financial condition and cash flows could be materially and adversely affected.

Economic and industry conditions constantly change, and negative economic conditions in the United States and other countries could materially and adversely affect our business and results of operations.

Our business and our results of operation are affected by many changing economic and other conditions beyond our control.  Actual or potential changes in international, national, regional and local economic, business and financial conditions, including recession and inflation, may negatively affect consumer preferences, perceptions, spending patterns or demographic trends, any of which could adversely affect our business or results of operations.  We may also experience higher bad-debt rates and slower receivable collection rates in our dealings with our customers.  In addition, recent disruptions in the credit markets have resulted in greater volatility, less liquidity, widening of credit spreads, and decreased availability of financing.  As a result of these factors, there can be no assurance that financing will be available to us on acceptable terms, if at all.  An inability to obtain necessary additional financing on acceptable terms may have an adverse impact on us and on our ability to grow our business.

Termination or interruption of relationships with our suppliers, or failure of such suppliers to perform, could disrupt our business.

We rely on third parties to supply a substantial portion of the raw materials and component parts and products we use in our business.  In some instances, we rely on a single supplier to provide some of our raw materials.  In other instances, we rely upon a limited number of suppliers to provide products or services.  In addition, some of our products are manufactured or assembled by third parties.  We have attempted to identify alternate sources of supply for our raw materials, component parts and products and third-party services and, with respect to some raw materials and component parts and products, we maintain a stock of raw materials, or component parts or products we believe would be sufficient to permit us to conduct our operations during the transition to a new supplier.  We cannot predict if or when a supplier or service provider may terminate its relationship with us or, if such a relationship is terminated, how much time would be required to develop a new relationship, develop satisfactory replacement products or services, obtain regulatory approvals or other certifications and obtain replacement products.  If a supplier of significant raw materials, component parts or products, or services were to terminate its relationship with us, or for any other reason (including natural disasters or other events beyond the supplier’s control), cease supplying raw materials, component parts or products, or services consistent with past practice, we may be unable to continue our operations associated with those materials, parts, products or services and our ability to meet our obligations to our customers and distributors may be disrupted.  A disruption with respect to numerous products, parts or services, or with respect to a few significant products, parts or services, would likely have a material adverse effect on our revenues and our financial condition and could subject us to claims for breach of our obligations to our customers.

Our growth strategy poses risks to our business, operations and financial condition, particularly if that growth is pursued through the acquisition of businesses or products, or through investment in other enterprises.

Successful implementation of our business strategy will require that we effectively manage any associated growth.  To manage growth effectively, our management will need to continue to implement changes in certain aspects of our business, to improve our information systems and operations to respond to increased demand, to attract and retain qualified personnel, and to develop, train, and manage an increasing number of management-level and other employees.  Growth could place an increasing strain on our management, financial, product design, marketing, distribution and other resources, and we could experience operating difficulties.  Any failure to manage growth effectively could have a material adverse effect on our business, operations or financial condition.

To the extent that we grow through acquisitions, we will face additional challenges associated with such growth.  Those challenges include, but are not limited to the challenges of integrating the operations, culture, information management systems and other characteristics of the acquired entity with our own.  We have incurred, and may incur, significant expenses in connection with negotiating and consummating one or more transactions, and we may inherit significant liabilities in connection with prospective acquisitions.  In addition, we may not realize competitive advantages, synergies or other benefits anticipated in connection with any such acquisition. Acquisitions could also involve additional risks, including the diversion of management’s attention from other business concerns and the disruption of our business. We may not be successful in managing these or any other significant risks that we encounter in divesting a business or product line. If we do not adequately manage issues related to our acquisitions, such acquisitions may have an adverse effect on our business and financial results.  Furthermore, we have made, and may, in the future, make investments in entities we do not control.  If those enterprises are not successful in their business operations, we would likely suffer a loss of our investment, and could be exposed to other risks as well.

Fluctuations in Euro and GBP exchange rates may negatively impact our financial results.

Our material market risk relates primarily to fluctuations in the rate of exchange between the Euro and Great Britain Pound, or GBP, relative to the value of the U.S. Dollar.  Those fluctuations could have a negative impact on our margins and financial results.  For example, during 2010, the exchange rate between all applicable foreign currencies and the U.S. Dollar resulted in a decrease in our gross revenues of approximately $936,000.

For the year ended December 31, 2010, approximately $32.9 million, or 11%, of our sales, were denominated in foreign currencies.  If the rate of exchange between the Euro and the GBP declines against the U.S. Dollar, we may not be able to increase the prices we charge our European customers for products whose prices are denominated in Euros and GBP.  Furthermore, we may be unable or elect not to enter into hedging transactions which could mitigate the effect of declining exchange rates.  As a result, if the rate of exchange between Euros and GBP declines against the U.S. Dollar, our financial results may be negatively impacted.

We depend on generating sufficient cash flow to fund our debt obligations, capital expenditures, and ongoing operations.

We are dependent on our cash on hand and free cash flow to fund our debt obligations, capital expenditures and ongoing operations.  Our ability to service our debt and to fund our planned capital expenditures and ongoing operations will depend on our ability to continue to generate cash flow.   If we are unable to generate sufficient cash flow or we are unable to access additional liquidity sources, we may not be able to service or repay our debt, operate our business, respond to competitive challenges, or fund our other liquidity and capital needs.

A significant portion of our revenues are derived from a few products, procedures and/or customers.

A significant portion of our revenues are attributable to sales of our inflation devices.  During the year ended December 31, 2010, sales of our inflation devices (including inflation devices sold in custom kits and through OEM channels) accounted for approximately 21% of our total revenues.  Sales of our inflation devices to a single OEM customer, representing our largest customer, were approximately 18% of our total inflation device sales for the year ended December 31, 2010.  Any material decline in market demand, or change in OEM supplier preference, for our inflation devices could have an adverse effect on our business, operations or financial condition.

In addition, the products that have accounted for a majority of our historical revenues are designed for use in connection with a few related medical procedures, including angioplasty, stent placement procedures, and spinal procedures.  If subsequent developments in medical technology or drug therapy make such procedures obsolete, or alter the methodology of such procedures so as to eliminate the usefulness of our products, we may experience a material decrease in demand for our products and experience deteriorating financial performance.

We may be unable to compete in our markets, particularly if there is a significant change in relevant practices or technology.

The markets in which our products compete are highly competitive.  We face competition from many companies which are larger, better established, have greater financial, technical and other resources and possess a greater market presence than we do.  Such resources and market presence may enable our competition to more effectively market competing products or to market competing products at reduced prices in order to gain market share.

In addition, our ability to compete successfully is dependent, in part, upon our response to changes in technology and upon our efforts to develop and market new products which achieve significant market acceptance. Competing companies with substantially greater resources than us are actively engaged in research and development of new methods, treatments, drugs, and procedures to treat or prevent cardiovascular disease that could limit the market for our products and eventually make some of our products obsolete.  A reduction in the demand for a significant number of our products, or a few key products, could have a material adverse effect on our business, operations or financial condition.

The market price of our common stock has been, and may continue to be, volatile.

The market price of our common stock has at times been, and may in the future be, volatile for various reasons, including those discussed in these risks factors, which could have a material adverse effect on our business, operations or financial condition.  Other events that could cause volatility in our stock, include without limitation, quarter-to-quarter variances in our financial results; analysts’ and other projections or recommendations regarding our common stock specifically or medical technology stocks generally; any restatement of our financial statements or any investigation of us by the SEC, the FDA or another regulatory authority; or a decline, or rise, of stock prices in the capital markets generally.

Our operating results may vary significantly from quarter to quarter, which may negatively impact our stock price in the future.

Our quarterly revenues and results of operations may fluctuate due to, among others, the following reasons:

•                                          physician acceptance of our products;

•                                          the conduct and results of clinical trials;

•                                          the timing and expense of obtaining future regulatory approvals;

•                                          changes in medical treatment or regulatory practices;

•                                          fluctuations in our expenses associated with expanding our operations;

•                                          the introduction of new products by our competitors;

•                                          supplier, manufacturing or quality problems with our devices;

•                                          the timing of stocking orders from our distributors;

•                                          changes in our pricing policies or in the pricing policies of our competitors or suppliers;

•                                          changes in third-party payors’ reimbursement policies; and

•                                          general economic factors.

The foregoing factors are difficult to forecast, and these, as well as other factors, could materially adversely affect our quarterly or annual operating results. Because of these and possibly other factors, it is likely that in some future period our operating results will not meet investor expectations or those of public market analysts.

Any unanticipated change in revenues or operating results is likely to cause our stock price to fluctuate since such changes reflect new information available to investors and analysts. New information may cause investors and analysts to revalue our stock, which could cause a decline in the trading price of our stock.

We do not anticipate declaring any cash dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. The payment of cash dividends by us is restricted by our Credit Agreement, which contains restrictions prohibiting us from paying any cash dividends without the lender’s prior approval. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

Operations at our manufacturing facilities may be negatively impacted by certain factors, including severe weather conditions and the impact of natural disasters.

Our operations could be affected by many factors beyond our control, including severe weather conditions and the impact of natural disasters, including hurricanes and tornados.  These conditions could cause substantial damage to our facilities, interrupt our production and disrupt our ability to deliver products to our customers.

Our operations in Angleton, Texas have been suspended due to hurricanes in recent years.  In September 2008 we shut down our operations in Angleton in anticipation of Hurricane Ike and production was restored shortly thereafter.  While we incurred minimal damage to our facility, we experienced greater financial damage as a result of the production disruption.  Although our insurance proceeds covered some of the losses associated with the event, future natural disasters could increase the cost of insurance.  Losses from business interruption or property damage, along with potential increases in insurance costs, may have a material adverse effect on our results of operations or financial condition.

We are dependent upon key personnel.

Our success is dependent on key management personnel, including Fred P. Lampropoulos, our Chairman of the Board, President and Chief Executive Officer.  Mr. Lampropoulos is not subject to any agreement prohibiting his departure, and we do not maintain key man life insurance on his life.  The loss of Mr. Lampropoulos, or of certain other key management personnel, could have a materially adverse effect our business and operations.  Our success also depends on, among other factors, the successful recruitment and retention of key operating, manufacturing, sales and other personnel.

We are subject to work stoppage, transportation and related risks.

We manufacture products at various locations in the United States and foreign countries and sell our products worldwide.  We depend on third-party transportation companies to deliver supplies necessary to manufacture our products from vendors to our various facilities and to move our products to customers, operating divisions, and other subsidiaries located worldwide.  Our manufacturing operations, and the operations of the transportation companies on which we depend, may be adversely affected by natural disasters or significant human events, such as a war, terrorist attack, riot, strike, slowdown or similar event.  Any disruption in our manufacturing or transportation could materially and adversely affect our ability to meet customer demands or our operations.

Limits on reimbursement imposed by governmental and other programs may adversely affect our business.

The cost of a significant portion of medical care is funded by governmental, social security or other insurance programs.  Limits on reimbursement imposed by such programs may adversely affect the ability of hospitals and others to purchase our products.  In addition, limitations on reimbursement for procedures which utilize our products could adversely affect sales.

Our failure to comply with applicable environmental laws and regulations could affect our business and results of operations.

Merit Sensor Systems manufactures and assembles certain products that require the use of hazardous materials that are subject to various federal, state and local laws and regulations governing the protection of the environment.  While the cost of compliance with such laws and regulations has not had a material adverse effect on our results of operations historically, compliance with future regulations may require additional capital investments in pollution control equipment or changes in the way Merit Sensor Systems makes its products.  Additionally, because Merit Sensor Systems uses hazardous and other regulated materials in its manufacturing processes, we are subject to certain risks of liabilities and claims resulting from any accidental releases.  While we believe the precautions and infrastructure Merit Sensor Systems has put in place are sufficient to prevent accidental releases of a material nature, any accidental release may have an adverse affect on our business and results of operations.

Recently enacted healthcare reform legislation may have a material adverse effect on our business, financial condition, results of operations and cash flows.

The Patient Protection and Affordable Care Act and Health Care and Education Affordability Reconciliation Act of 2010 were enacted into law in the U.S. in March 2010. Certain provisions of the legislation will not be effective for a number of years.  There are many programs and requirements for which the details have not yet been fully established or consequences not fully understood, and it is unclear what the full impact of the legislation will be.  The legislation imposes on medical device manufacturers a 2.3 percent excise tax on U.S. sales of certain medical devices beginning in 2013.  This tax burden may have a material, negative impact on our results of operations and our cash flows.  We cannot predict what healthcare programs and regulations will be ultimately implemented at the federal or state level, or the effect of any future legislation or regulation in the U.S. or internationally.  However, any changes that lower reimbursements for our products or reduce medical procedure volumes could adversely affect our business and results of operations.

Our management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We plan to use approximately $25 million of the net proceeds from the sale of securities under this prospectus supplement to repay a portion of our indebtedness under our unsecured Credit Agreement.  We have not designated any other portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our operating results or enhance the value of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of historical facts, included in this prospectus supplement and the accompany prospectus regarding our strategy, future operations, future financial position, future net sales, projected expenses, prospects and plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “continue,” “objective,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These forward-looking statements reflect our current views about future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement. Unless required by U.S. federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made or to conform these statements to actual results. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus.

You should carefully consider all the information in or incorporated by reference in this prospectus supplement and the accompanying prospectus prior to investing in our securities.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 4,800,000 shares of common stock we are offering will be approximately $76.1 million after deducting the underwriting discount and estimated offering expenses payable by us.  If the underwriter exercises its over-allotment option in full, we estimate that we will receive net proceeds of approximately $87.6 million.

We plan to use approximately $25 million of the net proceeds to repay a portion of our indebtedness under our unsecured Credit Agreement.  As of June 13, 2011, we had $81.7 million in outstanding obligations under the Credit Agreement, substantially all of which was used to fund our purchase of Biosphere.  Our interest rate as of June 13, 2011 was a fixed rate of 2.73% on $55.0 million, a fixed rate at 1.45% on $19.0 million and a variable floating rate of 1.51% on approximately $7.7 million.  Our obligations under the Credit Agreement mature on September 10, 2015.

In addition, we intend to use the net proceeds from the sale of securities under this prospectus supplement to expand our manufacturing facilities; to potentially acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement; and for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses.

Until we use the net proceeds of this offering, we may invest the funds in short-term, investment grade, interest-bearing securities.

DESCRIPTION OF OUR CAPITAL STOCK

As of the date of this prospectus supplement, our authorized capital stock consists of 100,000,000 shares of common stock, without par value, and 5,000,000 shares of undesignated preferred stock, without par value.  As of June 16, 2011, there were 36,373,675 shares of our common stock outstanding and there were no shares of our preferred stock outstanding.

In addition, as of June 16, 2011, there were: (i) 3,410,980 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $11.35 per share; and (ii) 2,600,913 shares of common stock reserved for future issuance under our 2006 Long-Term Incentive Plan and our Qualified and Non-Qualified Employee Stock Purchase Plan.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Piper Jaffray & Co., or Piper Jaffray, as the sole manager for this offering.  We have entered into a firm commitment underwriting agreement with Piper Jaffray.  Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to Piper Jaffray, and Piper Jaffray has agreed to purchase all of the shares offered by us in this offering.

Piper Jaffray proposes to offer the common stock directly to the public at the price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.4187 per share.  After the offering, these figures may be changed by Piper Jaffray.

We have granted Piper Jaffray an option to buy up to 720,000 additional shares of common stock from us to cover over-allotments.  Piper Jaffray may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.  If any additional shares of common stock are purchased, Piper Jaffray will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by Piper Jaffray to us per share of common stock.  The following table shows the per share and total underwriting discount to be paid to Piper Jaffray in this offering assuming both no exercise and full exercise of the over-allotment option.

	With no Over-Allotment	With Over-Allotment
Per share	$0.8375	$0.8375
Total	4,020,000	4,623,000

We have agreed to indemnify Piper Jaffray against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that Piper Jaffray may be required to make in respect of those liabilities. We have also agreed to reimburse Piper Jaffray up to $100,000 for the expenses incurred by it in connection with this offering.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

We and each of our directors and executive officers are subject to lock-up agreements that prohibit us and them from offering for sale, pledging, assigning, encumbering, announcing the intention to sell, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for a period of at least 90 days following the date of this prospectus supplement without the prior written consent of Piper Jaffray.  The lock-up agreement does not prohibit our directors and executive officers from transferring shares of our common stock for bona fide estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms.

The lock-up agreements do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.  The lock-up provisions do not prevent us from selling shares to Piper Jaffray pursuant to the underwriting agreement, or from granting options to acquire securities under our existing stock option plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.

The 90-day lock-up period in all of the lock-up agreements is subject to extension if (i) during the last 17 days of the lock-up period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Piper Jaffray waives the extension in writing.

Our shares are quoted on the Nasdaq Global Select Market under the symbol “MMSI.”

To facilitate the offering, Piper Jaffray may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering.  Specifically, Piper Jaffray may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than we have sold to Piper Jaffray.  Short sales involve the sale by Piper Jaffray of a greater number of shares than Piper Jaffray is required to purchase in the offering.  Piper Jaffray may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, Piper Jaffray may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids.  If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise.  The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market.  The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock.  The magnitude or effect of any stabilization or other transactions is uncertain.  These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.  Piper Jaffray may also engage in passive market making transactions in our common stock.  Passive market making consists of displaying bids on the Nasdaq Global Select Market is limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow.  Rule 103 of Regulation M promulgated by the Securities and Exchange Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid.  Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the web site maintained by Piper Jaffray and Piper Jaffray may distribute prospectuses and prospectus supplements electronically.

Piper Jaffray has in the past performed financial advisory and related services for us and was paid customary fees. From time to time in the ordinary course of their respective businesses, Piper Jaffray and certain of its affiliates may in the future engage in commercial banking or investment banking transactions with, or provide financial advisory services to, us and our affiliates.

LEGAL MATTERS

Certain legal matters with respect to the validity of common stock offered by this prospectus supplement will be passed upon for us by Parr Brown Gee & Loveless, PC, Salt Lake City, Utah.  K&L Gates LLP, Irvine, California, is counsel to Piper Jaffray in connection with this offering.

EXPERTS

The consolidated financial statements, and the related financial statements schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of BioSphere Medical, Inc. incorporated by reference to our Current Report on Form 8-K/A, dated December 23, 2010 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report, incorporated herein by reference herein.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We also file annual reports, quarterly reports, proxy statements, and other documents with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The public may read and copy any materials we file with the SEC, including the registration statement of which this prospectus supplement and the accompany prospectus are a part, at the SEC’s Public Reference Room at 100 F Street, NE, Room 2521, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Merit Medical. General information about Merit Medical, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.merit.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on or available through our website is not incorporated into this prospectus supplement and the accompanying prospectus.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus supplement and the accompanying prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus, and any information filed by us with the SEC and incorporated herein by reference subsequent to the date of this prospectus supplement and the accompanying prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC (except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein):

•                  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2010 as filed with the SEC on March 15, 2011;

•                  Our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2011 as filed with the SEC on May 9, 2011;

•                  Our Current Reports on Form 8-K filed on November 22, 2010, December 23, 2010, April 21, 2011 and June 1, 2011; and

•                  The description of our shares of common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 1990 pursuant to the Exchange Act, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

Except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and the accompanying prospectus until the sale of all securities registered hereunder or the termination of the registration statement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, including any beneficial owner, a copy of the information that has been or may be incorporated by reference in this prospectus supplement or the accompanying prospectus. Direct any request for copies to:

Merit Medical Systems, Inc.
1600 West Merit Parkway
South Jordan, Utah  84095
Attention: Kent W. Stanger
Phone: (801) 253-1600

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

MERIT MEDICAL SYSTEMS, INC.

$150,000,000

COMMON STOCK

DEBT SECURITIES

WARRANTS

UNITS

Under this prospectus we may offer, from time to time, in one or more series:

•   shares of our common stock;

•   senior and/or subordinated debt securities;

•   warrants to purchase common stock and/or debt securities; and

•   units consisting of two or more of these classes of securities.

We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $ 150,000,000, on terms to be determined at the time of offering.  Additionally, selling security holders named in an accompanying prospectus supplement who acquire these securities from us may offer the securities for resale, separately or in units, under this prospectus.

This prospectus describes the general terms that may apply to these securities.  When we or the selling security holders decide to sell securities under this prospectus, we will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific amounts, prices and terms thereof.  The prospectus supplements also may add, update or change information in this prospectus. You should read this prospectus and any applicable prospectus supplement before you make your investment decision.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MMSI.” On December 22, 2010, the last reported sale price of our common stock was $16.05 per share.  As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.  The mailing address and telephone number of our principal executives offices are 1600 West Merit Parkway, South Jordan, Utah 84095; (801) 253-1600.

The proceeds that we receive from any sales by us of the securities offered under this prospectus will be reduced by any registration and offering fees and expenses.  We will receive no proceeds from any sale by selling security holders of the securities covered by this prospectus and any accompanying prospectus supplement, but we may, in some cases, pay certain registration and offering fees and expenses.

The securities may be offered and sold directly to you, through one or more underwriters, dealers and agents, or through underwriting syndicates managed or co-managed by one or more underwriters, on a continuous basis or a delayed basis.  If we use any underwriters, dealers or agents to sell the securities, their names and information about their compensation will be set forth in a prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in the securities offered by this prospectus and the accompanying prospectus supplement involves risks.  See “Forward-Looking Statements” beginning on page 2 and “Risk Factors,” also beginning on page 2, and similarly titled sections that may appear in or may be incorporated by reference into the prospectus supplement accompanying this prospectus prior to investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering process.  Under this shelf process, we may from time to time sell the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $150,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  This prospectus does not contain all of the information included in our registration statement.  For a more complete understanding of our offering of securities, you should refer to our registration statement, including its exhibits.  You should read both this prospectus and any prospectus supplement carefully, including the risks of investing in our securities discussed under “Risk Factors,” together with the additional information described under the heading “Where You Can Find More Information.”  You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.  You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information.

Unless otherwise indicated in this prospectus or any prospectus supplement, or the context otherwise requires, all references to “Merit Medical,” “our company,” “we,” “us,” or “our” mean Merit Medical Systems, Inc. and its subsidiaries as a combined entity, except where it is made clear that the term only means the parent company or an identified subsidiary.  Information contained on our website is not a part of our registration statement, this prospectus or any prospectus supplement.

ABOUT MERIT MEDICAL SYSTEMS

Merit Medical Systems, Inc. designs, develops, manufactures and markets single-use medical products for interventional and diagnostic procedures.  Our focus is divided into four markets:  cardiology, radiology, gastroenterology and pulmonology.  We have been able to introduce new products and capture significant market share because of our expertise in product design, our proprietary technology and our skills in injection and insert molding.  Our innovative products are designed to enable physicians and other healthcare professionals to perform interventional and diagnostic procedures with enhanced patient care and efficiency.

Our cardiology and radiology products are designed to assist in diagnosing and treating coronary artery disease and peripheral vascular disease.  These innovative products aid in conducting dialysis treatment for kidney failure, performing drainage procedures and clearing clots, as well as removing foreign objects from the vasculature, providing access into vasculature and recording hemo-dynamic pressure.  Our cardiology and radiology products, which are distributed through our direct sales force and third-party distributors, include inflation devices, snares, non-vascular stents, aspiration extraction catheters, angiographic catheters, dialysis catheters, micro catheters, micro access products, guide wires, needles, safety products, therapeutic infusion catheters and accessories, drainage catheters and accessories, sheath introducers, pressure infusion bags, syringes, safety scalpels, coagulation probes, kits and procedure trays.

Our gastroenterology and pulmonary products assist physicians, nurses and technicians in the palliative treatment of expanding esophageal, tracheobronchial and biliary strictures caused by malignant tumors. These products, which are distributed through our direct sales force and third-party distributors, include esophageal and tracheobronchial stents pre-loaded on a catheter-based delivery system, guide wires, inflation devices and sizing devices.  Our esophageal stent helps occlude esophageal tracheal fistula.

Our Original Equipment Manufacturers (“OEM”) division also expands the markets in which our products are distributed on a world-wide basis.  We sell molded components, sub-assembled goods and bulk non-sterile goods, which are combined with other components and/or goods from other companies and then sold under a Merit or non-Merit label.  Our OEM division sells products in international and domestic markets.

Merit Medical Systems, Inc. was organized in July 1987 as a Utah corporation.  We also conduct our operations through a number of domestic and foreign subsidiaries.  Our principal offices are located at 1600 West Merit Parkway, South Jordan, Utah, 84095, and our telephone number is (801) 253-1600.  Our website is www.merit.com.

FORWARD-LOOKING STATEMENTS

This prospectus contains, and incorporates by reference, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing.  In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,”  “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology.  Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results will differ, and could differ materially from those projected or assumed in the forward-looking statements.  Future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including possible infringement of our technology or the assertion that our technology infringes the rights of other parties; product recalls and product liability claims; collections and supplier relations; termination of supplier relationships, or failure of suppliers to perform; our inability to successfully manage growth, including growth through acquisitions; delays in obtaining regulatory approvals, or the failure to maintain such approvals; concentration of our revenues among a limited number of products and procedures; development of competing products and technologies that could render our products obsolete; lack of market acceptance of our products; delayed introduction of our products; price and product competition; changes in domestic and international economic conditions; scarcity of labor or materials necessary to conduct our operations; cost increases; healthcare policy changes; fluctuations in and obsolescence of inventory; volatility of the market price of our common stock; foreign currency fluctuations; changes in key personnel; work stoppage or transportation risks; modification or limitation of governmental or private insurance reimbursement and other factors referred to in our press releases and reports filed with the SEC. All subsequent forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Additional factors that may have a direct bearing on our operating results are described under the “Risk Factors” discussion following this section.

Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements set forth in this prospectus or any prospectus supplement.  All forward-looking statements are made only as of the date of the document in which they are contained and are based on information available to us as of such date. We assume no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect the occurrence of any future developments or events.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the risks described in this prospectus and any accompanying prospectus supplement, in addition to the other information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement, before making an investment decision.  The risks and uncertainties described below are not the only ones that we face.  Additional risks and uncertainties may also impair our business operations.  Any of these risks could materially and adversely affect our business, financial condition or results of operation. In such case, you may lose all or part of your investment. Some factors in this section are forward-looking statements.

We may be unable to protect our proprietary technology or may infringe on the proprietary technology of others.

We have obtained U.S. patents and filed additional U.S. and foreign patent applications; however, there can be no assurance that any patents we hold, or for which we have applied, will provide us with any significant competitive advantages, that third parties will not challenge our patents, or that patents owned by others will not have an adverse effect on our ability to conduct business.  We could incur substantial costs in preventing patent infringement, in curbing the unauthorized use of our proprietary technology by others, or in defending against similar claims of others.  Since we rely on trade secrets and proprietary know-how to maintain our competitive position, there can be no assurance that others may not independently develop similar or superior technologies.

We operate in an increasingly competitive medical technology marketplace.  There has also been substantial litigation regarding patent and other intellectual property rights in the medical device industry.  Our activities may require us to defend against claims and actions alleging infringement of the intellectual property rights of others.  If a court rules against us in any patent litigation, any of several negative outcomes could occur: we could be subject to significant liabilities, we could be forced to seek licenses from third parties, or we could be prevented from marketing certain products.  Any of these outcomes could have a material adverse effect on our financial condition and operating results.

Our ability to remain competitive is dependent, in part, upon our ability to prevent other companies from using our proprietary technology incorporated into our products.  We seek to protect our technology through a combination of patents, trademarks, and trade secrets, as well as licenses, proprietary know-how and confidentiality agreements.  We may be unable, however, to prevent others from using our proprietary information, or continue to use such information our self, for numerous reasons, including the following, any of which could have a material adverse effect on our business, operations, or financial condition:

•          Our issued patents may not be sufficiently broad to prevent others from copying our proprietary technologies

•          Our issued patents may be challenged by third parties and deemed to be overbroad or unenforceable

•          Our products may infringe on the patents or other intellectual property rights of other parties, requiring us to alter or discontinue our manufacture or sale of such products

•          Costs associated with seeking enforcement of our patents against infringement, or defending our self against allegations of infringement, may be significant

•          Our pending patent applications may not be granted for various reasons, including over breadth or conflict with an existing patent

•          Other persons may independently develop, or have developed, similar or superior technologies

Economic and industry conditions constantly change, and negative economic conditions in the United States and other countries could materially and adversely affect our business and results of operations.

Our business and our results of operation are affected by many changing economic and other conditions beyond our control.  Actual or potential changes in international, national, regional and local economic, business and financial conditions, including recession and inflation, may negatively affect consumer preferences, perceptions, spending patterns or demographic trends, any of which could adversely affect our business and results of operations.  We may also experience higher bad-debt rates and slower receivable collection rates in our dealings with our customers.  In addition, recent disruptions in the credit markets have resulted in greater volatility, less liquidity, widening of credit spreads, and decreased availability of financing.  As a result of these factors, there can be no assurance that financing will be available to us on acceptable terms, if at all.  An inability to obtain necessary additional financing on acceptable terms may have an adverse impact on us and on our ability to grow our business.

Termination or interruption of relationships with our suppliers, or failure of such suppliers to perform, could disrupt our business.

We rely on raw materials, component parts, finished products, and services supplied by outside third parties in connection with our business.  For example, substantially all of our products are sterilized by only a limited number of vendors.  In addition, some of our products are manufactured or assembled by third parties.  If a supplier of significant raw materials, component parts, finished goods, or services were to terminate its relationship with us, or otherwise cease supplying raw materials, component parts, finished goods, or services consistent with past practice, our ability to meet our obligations to our end customers may be disrupted.  A disruption with respect to numerous products, or with respect to a few significant products, could have a material adverse effect on our business, operations or financial condition.

Our products may be subject to recall or product liability claims.

Our products are used in connection with invasive procedures and in other medical contexts in which it is important that those products function with precision and accuracy.  If our products do not function as designed, or are designed improperly, we may choose to or be forced by regulatory agencies to withdraw such products from the market.  In addition, if medical personnel or their patients suffer injury as a result of any failure of our products to function as designed, or an inappropriate design, we could be subject to lawsuits seeking significant compensatory and punitive damages.  Any product recall or lawsuit seeking significant monetary damages may have a material adverse effect on our business, operations or financial condition.

We generally offer a limited warranty for product returns which are due to defects in quality and workmanship.  We attempt to estimate our potential liability for future product returns and establish reserves on our financial statements in amounts that we believe will be sufficient to address our warranty obligations; however, our actual liability for product returns may significantly exceed the amount of our reserves.  If we underestimate our potential liability for future product returns, or if unanticipated events result in returns or warranty obligations that exceed our historical experience, our financial condition and operating results could be materially and adversely affected.

We may be unable to successfully manage growth, particularly if accomplished through acquisitions.

Successful implementation of our business strategy will require that we effectively manage any associated growth.  To manage growth effectively, our management will need to continue to implement changes in certain aspects of our business, to improve our information systems and operations to respond to increased demand, to attract and retain qualified personnel, and to develop, train, and manage an increasing number of management-level and other employees.  Growth could place an increasing strain on our management, financial, product design, marketing, distribution and other resources, and we could experience operating difficulties.  Any failure to manage growth effectively could have a material adverse effect on our business, operations or financial condition.

To the extent that we grow through acquisition, we will face the additional challenges of integrating our current operations, culture, information management systems and other characteristics with that of the acquired entity.  We may incur significant expenses in connection with negotiating and consummating one or more transactions, and we may inherit certain liabilities in connection with each acquisition.  In addition, we may not realize competitive advantages, synergies or other benefits anticipated in connection with any such acquisition.  If we do not adequately identify targets for, or manage issues related to, our future acquisitions, such acquisitions may have a negative adverse effect on our business and financial results.

A significant adverse change in, or failure to comply with, governing regulations could adversely affect our business.

Substantially all of our products are “devices,” as defined in the Federal Food, Drug and Cosmetic Act, and the manufacture, distribution, record keeping, labeling and advertisement of our products are subject to regulation by the FDA in the United States and its equivalent regulatory agencies in various foreign countries in which our products are manufactured, distributed, labeled, offered or sold.  Further, we are subject to regular review and periodic inspections at our current facilities with respect to the FDA’s Quality System Regulations and similar requirements of foreign countries.  In addition, we are subject to certain export control restrictions governed by the U.S. Department of the Treasury and may be governed by other regulatory agencies in various foreign countries to which our products are exported.  Although we believe we are currently in material compliance with these requirements, any failure on our part to comply with all applicable current and future regulations could adversely affect our business, operations, or financial condition.

A significant portion of our revenues are derived from a few products, procedures and/or customers.

A significant portion of our revenues are attributable to sales of our inflation devices.  During the year ended December 31, 2009, sales of our inflation devices (including inflation devices sold in custom kits and through OEM channels) accounted for approximately 24% of our total revenues.  Sales of our inflation devices to a single OEM customer, representing our largest customer, were approximately 6% of our total inflation device sales for the year ended December 31, 2009.  Any material decline in market demand, or change in OEM supplier preference, for our inflation devices could have an adverse effect on our business, operations or financial condition.

In addition, the products that have accounted for a majority of our historical revenues are designed for use in connection with a few related medical procedures, including angioplasty, stent placement procedures, and spinal procedures.  If subsequent developments in medical technology or drug therapy make such procedures obsolete, or alter the methodology of such procedures so as to eliminate the usefulness of our products, we may experience a material decrease in demand for our products and experience deteriorating financial performance.

We may be unable to compete in our markets, particularly if there is a significant change in relevant practices or technology.

The market for each of our products is highly competitive.  We face competition from many companies which are larger, better established, have greater financial, technical and other resources and possess a greater market presence than we do.  Such resources and market presence may enable our competition to more effectively market competing products or to market competing products at reduced prices in order to gain market share.

In addition, our ability to compete successfully is dependent, in part, upon our response to changes in technology and upon our efforts to develop and market new products which achieve significant market acceptance. Competing companies with substantially greater resources than us are actively engaged in research and development of new methods, treatments, drugs, and procedures to treat or prevent cardiovascular disease that could limit the market for our products and eventually make some of our products obsolete.  A reduction in the demand for a significant number of our products, or a few key products, could have a material adverse effect on our business, operations or financial condition.

The market price of our common stock has been, and may continue to be, volatile.

The market price of our common stock has been, and may continue to be, volatile for various reasons, including the following, which could have a material adverse effect on our business, operations or financial condition:

•          Our announcement of new products or technical innovations, or similar announcements by our competitors

•          Development of new procedures that use, or do not use, our technology

•          Quarter-to-quarter variances in our financial results

•          Claims involving potential infringement of patents and other intellectual property rights

•          Analysts’ and other projections or recommendations regarding our common stock specifically or medical technology stocks generally

•          Any restatement of our financial statements or any investigation of us by the SEC, the FDA or another regulatory authority

•          A decline, or rise, of stock prices in the capital markets generally

Fluctuations in Euro and GBP exchange rates may negatively impact our financial results.

Our material market risk relates to fluctuations in the rate of exchange between the Euro and Great Britain Pound (“GBP”) relative to the value of the U.S. Dollar.  Those fluctuations could have a negative impact on our margins and financial results.  For example, during 2009, the exchange rate between those foreign currencies and the U.S. Dollar resulted in a decrease in our gross revenues of approximately $2.6 million and an increase of 0.10% in our gross profit.

For the year ended December 31, 2009, approximately $26.3 million, or 10%, of our sales, were denominated in foreign currencies.  If the rate of exchange between the Euro and the GBP declines, against the U.S. Dollar, we may not be able to increase the prices we charge our European customers for products whose prices are denominated in Euros and GBP.  Furthermore, we may be unable or elect not to enter into hedging transactions which could mitigate the effect of declining exchange rates.  As a result, if the rate of exchange between Euros and GBP declines, against the U.S. Dollar, our financial results may be negatively impacted.

Operations at our manufacturing facilities may be negatively impacted by certain factors, including severe weather conditions and the impact of natural disasters.

Our operations could be affected by many factors beyond our control, including severe weather conditions and the impact of natural disasters, including hurricanes and tornados.  These conditions could cause substantial damage to our facilities, interrupt our production and disrupt our ability to deliver products to our customers.

Our operations in Angleton, Texas have been suspended due to hurricanes in recent years.  In September 2008 we shut down our operations in Angleton in anticipation of Hurricane Ike and production was restored shortly thereafter.  While we incurred minimal damage to our facility, we experienced greater financial damage as a result of the production disruption.  Although our insurance covered some of the losses associated with the event, future natural disasters could increase the cost of insurance.  We cannot be certain that any losses from business interruption or property damages, along with the increases in insurance costs, will not have a material adverse effect on our results of operations or financial condition.

We are dependent upon key personnel.

Our success is dependent on key management personnel, including Fred P. Lampropoulos, our Chairman of the Board, President and Chief Executive Officer.  Mr. Lampropoulos is not subject to any agreement prohibiting his departure, and we do not maintain key man life insurance on his life.  The loss of Mr. Lampropoulos, or of certain other key management personnel, could have a materially adverse effect our business and operations.  Our success also depends on, among other factors, the successful recruitment and retention of key operating, manufacturing, sales and other personnel.

We are subject to work stoppage, transportation and related risks.

We manufacture products at various locations in the United States and foreign countries and sell our products worldwide.  We depend on third-party transportation companies to deliver supplies necessary to manufacture our products from vendors to our various facilities and to move our products to customers, operating divisions, and other subsidiaries located worldwide.  Our manufacturing operations, and the operations of the transportation companies on which we depend, may be adversely affected by natural disasters or significant human events, such as a war, terrorist attack, riot, strike, slowdown or similar event.  Any disruption in our manufacturing or transportation could materially adversely affect our ability to meet customer demands or our operations.

Limits on reimbursement imposed by governmental and other programs may adversely affect our business.

The cost of a significant portion of medical care is funded by governmental, social security or other insurance programs.  Limits on reimbursement imposed by such programs may adversely affect the ability of hospitals and others to purchase our products.  In addition, limitations on reimbursement for procedures which utilize our products could adversely affect sales.

Our failure to comply with applicable environmental laws and regulations could affect our business and results of operations.

Merit Sensor Systems, Inc., one of our wholly-owned subsidiaries, manufactures and assembles certain products that require the use of hazardous materials that are subject to various federal, state and local laws and regulations governing the protection of the environment.  While the cost of compliance with such laws and regulations has not had a material adverse effect on our results of operations historically, compliance with future regulations may require additional capital investments in pollution control equipment or changes in the way Merit Sensor Systems makes its products.  Additionally, because Merit Sensor Systems uses hazardous and other regulated materials in its manufacturing processes, we are subject to certain risks of liabilities and claims resulting from any accidental releases.  While we believe the precautions and infrastructure Merit Sensor Systems has put in place are sufficient, any accidental release may have an adverse affect on our business and results of operations.

Recently enacted health care reform legislation may adversely affect our business, financial condition, results of operations and cash flows.

As a result of recent legislation enacted in March of 2010, substantial changes are expected to occur in the United States health care system.  The principal aim of the new regulations is to expand health insurance coverage to tens of millions of Americans.  Extending coverage to such a large number of individuals could substantially change the structure of the U.S. health insurance system and the methodology could limit amounts paid to reimburse the purchase of medical devices, including our products.  If reimbursement for our products is limited, our financial condition, results of operations and cash flows could be materially impacted.

The recently-enacted legislation contains many provisions designed to generate the revenues necessary to fund the coverage expansions. A number of these provisions impose fees or taxes on medical device manufacturers.  For example, beginning in 2013, medical device manufacturers will be required to pay an excise tax (or sales tax) in an amount equal to 2.3% of the price for which such manufacturer sells its medical devices. This tax applies to many medical devices, including many of our products.  If we are required to pay additional taxes as a result of the new legislation, those payments will constitute additional expenses associated with the sale of each product, reducing the overall profit margin generated on the sale of such product and potentially adversely affecting our financial condition and results of operations.

In addition to the new legislation, the full effect of which is presently unknown given the legislation’s recent enactment, various healthcare reform proposals have emerged at the state level. We cannot predict which of these initiatives, if any, will be implemented, or the effect any future legislation or regulation will have on us. Additionally, an expansion in the role of federal or state governments in the U.S. healthcare industry may lower reimbursements for our products, restrict coverage of certain medical devices (and, thereby, utilization) and/or generally reduce medical procedure volumes, any of which may adversely affect our business, financial condition and results of operations.

If our employees or agents violate the U.S. Foreign Corrupt Practices Act or anti-bribery laws in other jurisdictions, we may incur fines or penalties, or experience other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”) and similar anti-bribery laws in non-U.S. jurisdictions which generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business.  Because of the predominance of government-sponsored healthcare systems around the world, many of our customer relationships outside of the United States are with governmental entities and are therefore subject to such anti-bribery laws.  We operate in many parts of the world that have experienced governmental corruption to some degree, and in certain circumstances strict compliance with anti-bribery laws may conflict with local customs and practices.  Our internal control policies and procedures may not protect us from reckless or criminal acts committed by our employees or agents.  If our employees or agents violate the provisions of the FCPA or other anti-bribery laws, we may incur fines or penalties, we may be unable to market our products in other countries or we may experience other adverse consequences which could have a material adverse effect on our operating results or financial condition.

We may be subject laws targeting fraud and abuse in the healthcare industry, the violation of which could adversely affect our business or financial results.

Our operations are subject to various state and federal laws targeting fraud and abuse in the healthcare industry, including federal anti-kickback laws, which prohibit any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, to induce or reward either the referral of an individual, or the furnishing or arranging for an item or service, for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs.  Violations of these fraud and abuse-related laws are punishable by criminal or civil sanctions, including substantial fines, imprisonment and exclusion from participation in healthcare programs such as Medicare and Medicaid and health programs outside the United States, any of which could adversely affect our business or financial results.

We may issue substantial amounts of additional shares without stockholder approval.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock, which may be issued without any action or approval by our shareholders.  Any preferred shares issued would likely have preference over our common stock in various ways, which would be detailed at the time of such issuance.  Subject to the provisions of our Articles of Incorporation, our board of directors has authority to issue these preferred shares at such time, in such amount, at such price, and with such preferences over our common stock, as it desires.  In addition, we have stock option plans that have potential for diluting the ownership interests of our shareholders.

We have never declared a cash dividend and do not intend to declare a cash dividend in the foreseeable future.

We have never declared or paid cash dividends on our common stock.  We currently intend to retain any future earnings for use in our business and, therefore, do not anticipate paying dividends on our common stock in the foreseeable future.  In addition, our revolving line of credit contains covenants prohibiting the declaration and distribution of a cash dividend at any time prior to the termination of such line of credit.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of earnings to fixed charges of our company, which includes our subsidiaries, on a consolidated basis.  We had no preferred stock outstanding for any period presented, and accordingly our ratio of earnings to combined fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges.  For purposes of computing the ratio of earnings to fixed charges, earnings were calculated by adding (1) pre-tax earnings from continuing operations; and (2) fixed charges.  Fixed charges consist of the sum of (1) interest expense on long-term and short-term debt; and (2) estimated interest within rental expense.

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	15.2	47.2	46.9	48.7	36.8	24.7	28.3

USE OF PROCEEDS

Unless an applicable prospectus supplement states otherwise, the net proceeds from the securities sold by us will be added to our general corporate funds and be used for business and product acquisitions, debt repayment, working capital and general corporate purposes.  We will have significant discretion in the use of any net proceeds.  Investors will be relying on the judgment of our management regarding the application of proceeds from any sale of our securities.  Until the net proceeds have been used, they will be invested in short-term marketable securities in accordance with our investment policy.  If we elect at the time of the issuance of the securities to make different or more specific use of proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.  We will not receive any proceeds from securities offered for resale by selling security holders.

DILUTION

To the extent required, we will set forth in any prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•                       the net tangible book value per share of our equity securities before and after the offering;

•                       the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•                       the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities offered under this prospectus:

•                   through underwriters;

•                   through dealers;

•                   through agents; or

•                   directly to purchasers.

Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:

•                  the names of any underwriters, dealers, or agents;

•                  the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•                  any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•                  any discounts, commissions, or fees allowed or paid to dealers or agents; and

•                  any securities exchange or market on which the offered securities may be listed.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such selling security holders prior to the offering and the amount to be offered for such selling security holders account, and state the amount and, if one percent or more, the percentage of the class to be owned by such selling security holders after completion of the offering.

Distribution through Underwriters

We or selling security holders may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis.  If we or selling security holders sell securities to underwriters, we will execute an underwriting agreement with the underwriters at the time of the sale and will name them in the applicable prospectus supplement.  In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions.  The underwriters also may receive commissions from purchasers of securities for whom they may act as agent.  Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities.  The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale.  The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.  Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Distribution through Dealers

We or selling security holders may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal.  The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale.  We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution through Agents

We or selling security holders may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement.  We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement.  Unless we specify otherwise in the applicable prospectus supplement, any such agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We or selling security holders may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act for any resale of the securities.  We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.  We or selling security holders may sell securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The distribution of the securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include:

•                  block trades;

•                  at-the-market offerings;

•                  negotiated transactions;

•                  put or call option transactions relating to the securities;

•                  under delayed delivery contracts or other contractual commitments;

•                  a combination of such methods of sale; and

•                  any other method permitted pursuant to applicable law.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

In connection with an underwritten offering of securities, the underwriters may engage in over-allotment, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.  The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.  In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise.  These activities may cause the price of the securities to be higher than it would otherwise be.  Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than shares of our common stock prior to its original issue date.  We may not list any particular series of securities on a securities exchange or quotation system.  Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities.  However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice.  We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or against contribution for payments the underwriters or agents may be required to make.

Although we expect that delivery of securities generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise.  Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than three business days (T+3), to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

THE SECURITIES WE MAY OFFER

We may use this prospectus to offer, and selling security holders may use this prospectus to offer for resale, shares of common stock, debt securities, warrants to purchase shares of common stock and/or debt securities and units consisting of a combination of two or more of these classes of securities.

The following briefly summarizes the general terms and provisions of the securities that we may offer or that selling security holders may offer for resale.  A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities. You should read the particular terms of the securities as described in any prospectus supplement, together with the provisions of our Articles of Incorporation, Bylaws and any relevant instrument and agreement relating to such securities. The specific terms of the securities offered may differ from the terms discussed below and you should always read the entire instruments and agreements defining the terms of the securities before you make an investment decision with respect to such securities.

These securities may be offered and sold from time to time for an aggregate offering price not to exceed $150,000,000.  This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Description of Common Stock

We may issue, and selling security holders may offer for resale, shares of our common stock. We are authorized to issue 100,000,000 shares of common stock, no par value per share. We are also authorized to issue 5,000,000 shares of preferred stock, no par value per share. If issued, these preferred shares would likely have preference over our common stock in various ways, which would be set forth at the time of any issuance of such preferred shares. Subject to the provisions and limitations set forth in our Articles of Incorporation, our board of directors has authority to issue these preferred shares at such time, in such amount, at such price, and with such preferences over our common stock, as it desires. As of December 22, 2010, approximately 28,378,009 shares of common stock, and no shares of preferred stock, were issued and outstanding. The following description of the provisions of our Articles of Incorporation and Bylaws related to our common stock are only summaries, and we encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.

Dividends, Voting Rights and Liquidation

Holders of outstanding common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. We have never issued a cash dividend on our common stock and do not anticipate doing so in the foreseeable future. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock issued under this prospectus will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. Our common stock does not have cumulative voting rights, meaning holders of a majority of our common stock can elect all of our directors. Our board of directors is divided into three classes of directors, and the term of service for each expires every third year. This means that it would likely take two years for our shareholders to remove a majority of our directors or to vote a majority of our directors into office. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of outstanding common stock at such time will be entitled to share ratably in our assets that are legally available for such purpose after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MMSI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Zion’s First National Bank, P.O. Box 30880, Salt Lake City, Utah 84130; telephone number (801) 524-4696.

Description of Debt Securities

This section describes the general terms and provisions of the debt securities to which any prospectus supplement we may issue from time to time relate. As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time as either convertible senior debt securities or convertible subordinated debt securities.  If issued, our debt securities would be issued under an indenture between us and a trustee to be identified prior to the issuance of such debt securities.  A form of such indenture is filed as an exhibit to this prospectus.  The indenture applicable to any issuance of our debt securities may differ from such form.  Consequently, any indenture applicable to the issuance of our debt securities will be filed as an exhibit to the prospectus supplement relating to such issuance and any differences between the form of indenture filed with this prospectus and the indenture filed with a prospectus supplement will be disclosed in such prospectus supplement.  Any indenture we issue will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate.  Consequently, the statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are only summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions of certain terms provided therein.  Particular terms of the debt securities offered by any prospectus supplement and the extent to which the general provisions described below apply to any series of debt securities will be described in the relevant prospectus supplement.  Accordingly, you should review the indenture and any supplemental indenture because they, and not this description, define your rights as a holder of our debt securities.

General

Unless otherwise specified in the indenture and the prospectus supplement relating thereto, the debt securities will likely be direct unsecured obligations of Merit. We anticipate that the senior debt securities, if any, will rank on parity with any of our other unsecured senior and unsubordinated debt, and the subordinated debt securities, if any, will be subordinate and junior in right of payment to any senior debt.  Unsecured debt securities, if any, will be effectively junior to any existing or future secured debt.  See “—Subordination.”

Unless otherwise specified in the indenture and the prospectus supplement relating thereto, the debt securities will likely be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture.  We anticipate that all debt securities of one series will not be issued at the same time and, unless otherwise provided, a series will likely be able to be reopened without the consent of the holders of the debt securities of such series for issuance of additional debt securities of such series.

You should refer to the prospectus supplement relating to the particular series of debt securities for a description of the following terms of the debt securities offered thereby and by this prospectus:

•             the form and title of those debt securities, and whether they are senior debt securities or subordinated debt securities;

•             the aggregate principal amount of that series of debt securities;

•             the date or dates upon which the debt securities are payable and whether the stated maturity may be extended or the method used to determine or extend those dates;

•             the purchase price or prices at which the debt securities are being offered or the method of determining those prices;

•             the rate or rates, if any, at which the debt securities will bear interest, which may be fixed or variable, the method by which such rate or rates shall be determined, the date or dates from which that interest will accrue, the interest payment dates on which that interest will be payable, or the method by which any of the foregoing will be determined;

•             our right, if any, to defer or extend an interest payment date and the regular record date, if any, for interest payable on any registered security on any interest payment date, or the method by which such will be determined;

•             the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•             the place or places where payments on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;

•             the period or periods within which, the price or prices at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or the option of a holder (as defined in the indenture), if we or a holder is to have that option;

•             our obligation or right, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•             if other than as expressed in the indenture, the denomination or denominations in which any registered securities or bearer securities of that series will be issuable;

•             if other than the trustee, the identity of each security registrar and/or paying agent;

•             any restriction or condition on the transferability of the debt securities of a particular series;

•             if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof under the indenture, or the method by which that portion will be determined;

•             if other than United States dollars, the currency or currencies in which principal, any premium and any interest on the debt securities will be payable or in which the debt securities will be denominated;

•             whether payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which those payments will be determined;

•             the applicability, if any, of the defeasance provisions, and any modifications to the related provisions of the indenture;

•             provisions, if any, granting special rights to holders of debt securities upon the occurrence of specified events;

•             any changes to the events of default or our covenants specified in the indenture with respect to the debt securities or any provision for the suspension of certain covenants based on credit ratings or other criteria applicable to us or securities issued by us;

•             if convertible, the terms upon which the debt securities may be converted or exchanged for our common stock, preferred stock or other securities or property;

•             if convertible, any applicable limitations on the ownership or transferability of the common stock, preferred stock or other security into which they are convertible;

•             whether we are issuing the debt securities in whole or in part in global form and the depository for global or certificated debt securities;

•             to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•             if the debt securities are to be issuable in definitive form and any related conditions;

•             whether, under what circumstances and the currency in which we will pay any additional amounts on the debt securities as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option);

•             whether and the extent to which the debt securities are entitled to the benefits of any guarantees;

•             Any provisions for collateral security for the debt securities repayment;

•             whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities; and

•             any other specific terms, conditions, rights and preferences relating to the debt securities.

Unless otherwise specified in a prospectus supplement, we anticipate that the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount.  We will describe in the prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

Events of Default

Unless a prospectus supplement provides otherwise, we anticipate that the following will constitute “events of default” under the applicable indenture with respect to each series of debt securities:

•                  our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•                  our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•                  default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the applicable indenture;

•                  our failure to observe or perform any other of its covenants or warranties with respect to such debt securities for 90 days after we receive notice of such failure;

•                  certain events relating to our bankruptcy, insolvency or reorganization; and

•                  any other event of default provided with respect to debt securities of that series.

It is also likely that if an event of default with respect to any debt securities of any series outstanding under an applicable indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding will be able to declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration will likely be automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series will likely be able to, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Indentures issued under a prospectus supplement will likely provide that the trustee will not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture.  We also anticipate that the trustee, subject to its duties during an event of default to act with the required standard of care, will also be able to require indemnification by the holders of the debt securities of any series with respect to which an event of default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under an indenture will likely be able to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that the trustee can refuse to follow any direction that it determines may not lawfully be taken or would be illegal or in conflict with the indenture or involve it in personal liability or which would be unjustly prejudicial to holders not joining in that proceeding.

The trustee may also be required within 90 days after the occurrence of an event of default with respect to the debt securities of any series to give to the holders of the debt securities of such series notice of such event of default.  Holders of a majority in principal amount of all debt securities of such series outstanding under an indenture will also likely be able to waive any past default under such indenture with respect to debt securities of any series, and any event of default arising therefrom, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

We anticipate that no individual holder of a debt security of any series will be able to institute any action against us under any indenture issued under a prospectus supplement (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•              the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture;

•              the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee an indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•              the trustee shall not have instituted such action within 60 days of such request; and

•              no direction inconsistent with such written request has been given to the trustee during such 60–day period by the holders of a majority in principal amount of the debt securities of that series.

We also anticipate that the applicable indentures will require us to file annually with the trustee an officers’ certificate certifying our compliance with all conditions and covenants under the terms of such indenture.

Modification and Waiver

The indentures will likely allow us and the applicable trustee to amend and/or supplement the indentures for certain purposes which would not have a material adverse affect on the interests or rights of the holders of debt securities of a series without the consent of those holders.  Modifications of and amendments to the indenture that would have a material adverse affect may be allowed with the consent of holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture that is affected by the modification or amendment; provided, however, that no such modification or amendment will, without the consent of the holder of each outstanding debt security affected thereby:

•              change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities of any series;

•              reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any debt securities of any series;

•              change our obligation to pay any additional amounts required to be paid in respect of certain taxes, assessments or governmental charges imposed on holders of the debt securities, as the case may be, except as otherwise contemplated by the applicable indenture;

•              reduce the amount of principal of an original issue discount debt security or any other debt security that would be payable upon declaration of acceleration of the maturity thereof;

•              change the place of payment where, or the currency in which, any debt security or any premium or interest thereon is payable;

•              impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof (or in the case of a redemption, on or after the redemption date);

•              reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults thereunder and their consequences;

•              make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security; or

•              modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

We expect that the indentures we issue will permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indentures which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.  Also, we expect that subordinated indentures will forbid us or the trustee from amending the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by such amendment.

Redemption of Securities

Debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, we expect that if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Conversion of Securities

The terms and conditions, if any, upon which any debt securities are convertible into shares of our common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include:

•                  whether such debt securities are convertible into shares of our common stock or preferred stock;

•                  the conversion price (or manner of calculation thereof);

•                  the conversion period;

•                  provisions as to whether conversion will be at our option or the option of the holders;

•                  the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities; and

•                  any restrictions on conversion.

Merger, Consolidation, or Sale of Assets

The indentures we issue under a prospectus supplement will likely prohibit us from consolidating with or merging with or into any other corporation or transferring all or substantially all of our property and assets as an entirety to any person, unless:

•                  either we will be the continuing person, or the person (if other than us) formed by the consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia which expressly assumes all of our obligations under each series of debt securities and the indenture with respect to each such series;

•                  immediately before and immediately after giving effect to that transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default has occurred and is continuing; and

•                  we deliver to the trustee an officers’ certificate and an opinion of counsel each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture complies with the indenture.

Limitation on Liens

In the event we issue senior debt securities under an indenture, we expect such indenture to provide that with respect to each series of senior debt securities, unless otherwise set forth in the related prospectus supplement, we will not, directly or indirectly, create, incur, assume or suffer to exist any lien, encumbrance or security interest upon any of our property, assets or revenues, whether now owned or hereafter acquired, except for:

•                  liens for taxes not yet due or which are being contested in good faith by appropriate proceedings;

•                  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

•                  pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

•                  deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

•                  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto;

•                  Liens, encumbrances or security interests in existence on the date of the first issuance by us of senior debt securities issued pursuant to the indenture;

•                  liens, encumbrances or security interests securing our debt incurred to finance the acquisition of fixed or capital assets; and

•                  liens, encumbrances or security interests on the property or assets of a corporation that becomes a subsidiary after the date of the indenture.

Defeasance

If so specified in the prospectus supplement with respect to debt securities of any series, we will likely have the option of (1) being discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies, and hold money for payment in trust), or (2) not being subject to certain specified covenants with respect to the debt securities of that series as set forth in the related prospectus supplement, in each case if we deposit with the trustee, in trust, money or government obligations, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the outstanding debt securities of that series on the dates such payments are due in accordance with the terms of such debt securities.

To exercise any such option, we anticipate that the applicable indenture will require us to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (1) in the immediately preceding paragraph, either a ruling to such effect received from or published by the United States Internal Revenue Service or an opinion that there has been a change in applicable federal income tax law to such effect.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions applicable to such subordinated debt securities.  Particularly, such prospectus supplement will specify the extent to which a particular series of subordinated debt securities is subordinated to other of our indebtedness. However, unless otherwise noted in the applicable prospectus supplement, subordinated debt securities will likely be subordinate and junior in right of payment to any existing senior debt of Merit.

Under a subordinated indenture, senior debt will likely mean all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•                         the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•                         any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•                         all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•                         all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•                         all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•                         all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, we do not anticipate that senior debt will include:

•             any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, expressly provides that it has a subordinate or equal right of payment with the subordinated debt securities;

•             indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•             any liability for federal, state, local or other taxes owed or owing by us; and

•             the portion of indebtedness we may incur in violation of the subordinated indenture.

Unless otherwise noted in the prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will likely be unable to make any direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.  Furthermore, in the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will likely first be entitled to receive payment in full of all amounts due on the senior debt, including amounts due on acceleration, before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.  We also do not anticipate any indenture under a prospectus supplement limiting our ability to issue additional senior debt.

Upon any distribution to our creditors in a liquidation, dissolution, or reorganization (whether voluntary or involuntary or in bankruptcy, insolvency or receivership), general assignment by us for the benefit of creditors or any other marshaling of our assets or liabilities, payment of the principal of, premium, if any, on and interest, if any, on the subordinated debt securities will be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all senior indebtedness.  In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior debt in accordance with the priorities then existing among such holders until all senior debt has been paid in full.

Global Securities

If so specified in any prospectus supplement, debt securities of any series may be issued under a book-entry system in the form of one or more global securities. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We expect to deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement for each offering of such debt securities.  Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. However, as is customary we will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

We anticipate that the indenture pursuant to which we may issue global debt securities will only allow the depositary or its nominee to transfer a global debt security in its entirety and only in the following circumstances:

•             by the depositary for the registered global security to a nominee of the depositary;

•             by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•             by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

However, such restrictions will likely not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement for the offering of that series. However, we anticipate that the provisions below will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant.  Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form.  Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not be entitled to have the debt securities registered in their own names, receive or be entitled to receive physical delivery of debt securities of that series in definitive form or be considered the owners or holders of the debt securities under the applicable indenture.  Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee.  We expect that the depositary for any registered global security, upon receipt of such payment of principal (or premium, if any) or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.  However, none of Merit, the trustee or any other agent of Merit or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We will issue our debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days and under such other circumstances, if any, as may be described in an applicable prospectus supplement. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

The Trustee

Indentures issued under a prospectus supplement will likely provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, we anticipate that the applicable indenture will require the trustee to exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise under similar circumstances in the conduct of such person’s own affairs.

The Trust Indenture Act, which will be incorporated by reference in any indenture we issue, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise.  Under the Trust Indenture Act; however, the trustee is permitted to engage in other transactions with us or any affiliate, provided that if the trustee acquires any conflicting interest it must eliminate that conflict or resign.

Description of Warrants

We may issue, and selling security holders may offer for resale, warrants to purchase shares of common stock. These warrants may be sold or offered independently or together with the common stock offered, and the warrants may be attached to or separate from these securities.  Warrants may be issued in such amounts or in as many distinct series as we wish. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to the warrants being offered.

Specific Terms of the Warrants

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•                  the title of the warrants;

•                  the aggregate number of the warrants;

•                  the price or prices at which the warrants will be issued;

•                  the designation, amount, and terms of the shares of common stock purchasable upon exercise of the warrants;

•                  if applicable, the date on and after which the warrants and the shares of common stock purchasable upon exercise of the warrants will be separately transferable;

•                  the price or prices at which the common stock purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•                  the minimum or maximum amount of the warrants which may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  any provisions for adjustment of the number or amount of shares of our common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•                  a discussion of any federal income tax considerations; and

•                  any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase shares of our common stock at the exercise price as shall be set forth in or be determinable as set forth in, the prospectus supplement relating to the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise.  If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.  Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including the right to vote or to receive any payments of dividends on the shares of common stock purchasable upon exercise.  Certificates for warrants to purchase securities will be exchangeable for new warrant certificates of different denominations.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer, or that selling security holders may offer for resale, under this prospectus.  While the terms we have summarized below will apply generally to any units offered under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units being offered, and any supplemental agreements, before the issuance of the related series of units.  The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units.  We urge you to read the applicable prospectus supplements related to the particular series of units that we sell, or which are offered for resale by selling security holders, under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue, and selling security holders may offer for resale, units comprised of one or more shares of common stock and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants” will apply to each unit and to any common shares or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Parr Brown Gee & Loveless, a professional corporation.  Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and the related financial statements schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of BioSphere Medical, Inc. incorporated by reference to the Company’s Current Report on Form 8-K/A, dated December 23, 2010 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is also incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

As permitted by SEC rules, this prospectus does not contain all of the information that prospective investors can find in the registration statement of which it is a part or the exhibits to the registration statement.  The SEC permits us to incorporate by reference, into this prospectus, information filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except as modified or superseded by information contained directly in this prospectus or in a subsequently filed document that also is (or is deemed to be) incorporated into this prospectus by reference.

This prospectus incorporates by reference the documents set forth below that we previously have filed with the SEC pursuant to the Exchange Act (file no. 000-18592).  These documents contain important information about us and our financial condition.

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 10, 2010.

•                  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, filed with the SEC on May 7, 2010, August 6, 2010 and November 8, 2010, respectively.

•                  Our Current Reports on Form 8-K filed with the SEC on January 7, 2010, March 19, 2010, May 13, 2010 (as amended), May 14, 2010, May 17, 2010, June 2, 1010, June 22, 2010, September 10, 2010, September 16, 2010, November 22, 2010 and December 23, 2010, respectively.

•                  The description of our shares of common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 1990 pursuant to the Exchange Act, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus.  Direct any request for copies to Kent W. Stanger, Chief Financial Officer, at our corporate headquarters, located at 1600 West Merit Parkway, South Jordan, Utah 84095; telephone number (801) 253-1600.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, information statements and other information with the SEC.  You may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. Please call the SEC at 1 (800) SEC-0330 for further information on the public reference rooms.  The SEC also maintains a web site at http://www.sec.gov, at which reports, proxy and information statements and other information regarding our company are available.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our officers, directors, agents, incorporators and other persons against liabilities incurred by them that result from their acts that are performed in furtherance of our business to the full extent permitted by the laws of the State of Utah.  Our Bylaws provide that we shall indemnify any director, officer, incorporator, or other person to the fullest extent permitted by the Utah Revised Business Corporation Act (the “Utah Act”).  Our Bylaws provide that, to the full extent permitted by law, we shall indemnify any director or officer or former director or officer of our company, or any person who may have served at our request as a director or officer of another corporation in which we own shares, or of which we are a creditor, against expenses actually and reasonably incurred by him or her, in connection with the defense of any action, suit or proceeding, civil or criminal, in which he or she is made a party by reason of being or having been such director or officer, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty; and to make such other indemnification as shall be authorized by our shareholders.

As a result of the indemnification provisions described about and contained in the Utah Act, subject to certain limitations in the Utah Act, we may be permitted or compelled to provide indemnification and advancement of expenses to our directors, officers, agents, and employees when they are made parties to an investigation or legal action in connection with services performed at our request, including when such persons are alleged to have violated the Securities Act.  Insurance purchased with respect to such persons may also cover expenses or other liabilities associated with an allegation of violations of the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.  In addition to the foregoing, we maintain insurance through a commercial carrier against certain liabilities which may be incurred by our directors and officers.

The foregoing description is necessarily general and does not describe all details regarding the indemnification of our officers, directors or controlling persons.

4,800,000 Shares

MERIT MEDICAL SYSTEMS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Piper Jaffray

Sole Manager

June 17, 2011